Exhibit 4.2
KLAVIYO, INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 10th day of May, 2021, by and among Klaviyo, Inc., a Delaware corporation (the “Company”), and each holder of capital stock of the Company listed on Schedule A hereto (such parties, together with any other stockholders of the Company who become parties hereto as “Investors” pursuant to Subsection 6.1 or 6.9 below, the “Investors”).
RECITALS
WHEREAS, the Company and certain Investors are parties to the Company’s Second Amended and Restated Investors’ Rights Agreement dated as of November 6, 2020 (the “Prior Agreement”);
WHEREAS, the Company and the Investors desire to amend and restate the Prior Agreement.
NOW, THEREFORE, the parties hereby agree as follows:
1.Definitions. For purposes of this Agreement:
1.1“Accel Investors” means each of Accel Growth Fund V L.P., Accel Growth Fund V Strategic Partners L.P., Accel Growth Fund V Investors (2019) L.L.C., Accel Leaders Fund II L.P., Accel Leaders Fund II Strategic Partners L.P., and Accel Leaders Fund II Investors (2019) L.L.C., and each of their respective Affiliates that holds Capital Stock from time to time. No Person shall be an “Accel Investor” hereunder if such Person does not own any shares of Capital Stock.
1.2“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, private equity fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
1.3“Board of Directors” means the Board of Directors of the Company.
1.4“Capital Stock” means shares of Common Stock, preferred stock of the Company or any other shares of capital stock authorized by the Company (whether now outstanding or hereafter issued in any context).
1.5“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.6“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.
1.7“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the Company’s business, but shall not include (i) any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor, or (ii) any investment fund or related management company affiliated with Sands Capital, the Summit Investors or the Accel Investors.
1.8“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
1.9“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.10“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.11“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.12“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.13“Exempted Securities” means (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:
(a)shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;
(b)shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries approved by the Board of Directors;
(c)shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(d)shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors;
(e)shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services or pursuant to collaboration, partnership, technology license, development, OEM, marketing or other similar agreements, in each case pursuant to transactions approved by the Board of Directors;
(f)shares of Common Stock, Options or Convertible Securities issued as consideration for the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors;
(g)shares of Common Stock sold pursuant to the Stock Purchase Agreement dated as of May 4, 2021 by and among the Company and the parties thereto, as amended from time to time (the “Stock Purchase Agreement”); or
(h)the issuance of any Price Adjustment Shares (as that term is defined in the Stock Purchase Agreement or in that certain Stock Purchase Agreement dated November 4, 2020, by and among the Company and the Purchasers (as defined therein) party thereto).
1.14“Financial Investors” means Sands Capital, the Accel Investors and the Summit Investors.

1.15“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.16“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.17“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
1.18“Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.19“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.
1.20“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.21“Investor Directors” has the meaning assigned to such term in the Voting Agreement.
1.22“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.23“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,198,268 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
1.24“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.25“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
1.26“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.27“Registrable Securities” means (i) any Capital Stock, or any Capital Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors on the date hereof or acquired by the Investors after the date hereof; and (ii) any Capital Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.12 of this Agreement.
1.28“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Capital Stock that are Registrable Securities and the number of shares of Capital Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.29“Requisite Financial Investors” means the holders of a majority of the outstanding shares of Capital Stock held by the Financial Investors on an as-converted to Common Stock basis.
1.30“Requisite Investors” means the holders of a majority of the outstanding shares of Capital Stock held by the Investors on an as-converted to Common Stock basis.
1.31“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.11(b) hereof.
1.32“Right of First Refusal Agreement” means that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated on or about the date hereof, by and between the Company and the other parties named therein.
1.33“Sale of the Company” means either: (a) a Stock Sale; (b) a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.34“Sands Capital” means each of Sands Capital Global Innovation Fund II, L.P. and Sands Capital Global Innovation Fund II-KLV, L.P.
1.35“SEC” means the Securities and Exchange Commission.
1.36“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.37“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.38“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.39“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.
1.40“Stock Sale” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.
1.41“Summit Investors” means each of Summit Partners Growth Equity Fund IX-A, L.P., Summit Partners Growth Equity Fund IX-B, L.P., Summit Investors GE IX/VC IV, LLC, Summit Investors GE IX/VC IV (UK), L.P., Summit Partners Co-Invest (Kiwi), L.P., and each of their respective Affiliates that holds Capital Stock from time to time.
1.42“Voting Agreement” means that certain Third Amended and Restated Voting agreement, dated on or about the date hereof, by and between the Company and the other parties named therein.
2.Registration Rights. The Company covenants and agrees as follows:
2.1Demand Registration.
(a)Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to any Registrable Securities then outstanding having an anticipated aggregate offering price, net of Selling Expenses, of at least $75,000,000, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.
(b)Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $75,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.
(c)Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety(90) day period other than an Excluded Registration.
(d)The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).
2.2Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.
2.3Underwriting Requirements.
(a)If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.
(b)In connection with any offering involving an underwriting of shares of the Company’s Capital Stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(c)For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.
(d)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on terms more favorable than the registration rights applicable to the Holders hereunder or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.
2.11Restrictions on Transfer.
(a)The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)Each certificate, instrument, or book entry representing the Registrable Securities and any other securities issued in respect of the Registrable Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.11(c)) be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.11.
(c)The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.11. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.11(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
2.12Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)the liquidation, dissolution and winding up of the Company or the consummation of a sale, exclusive lease, exclusive license, transfer, conveyance or other disposition to a Person (or group of related Persons) other than a Stockholder (or an Affiliate or Associate (as defined in the Voting Agreement) of such Stockholder) owning in excess of 15% of the outstanding shares of Capital Stock of the Company, directly or indirectly, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities) of at least 90% of the shares of Capital Stock of the Company or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

(b)following the IPO, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and
(c)the second (2nd) anniversary of the IPO.
3.Rights to Future Stock Issuances.
3.1Right of First Offer. Subject to the terms and conditions of this Subsection 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, and (y) agrees to enter into this Agreement and each of the Voting Agreement and the Right of First Refusal Agreement as a “Stockholder” under each such agreement (provided that any Competitor shall not be entitled to any rights as a Major Investor under Subsections 3.1 hereof).
(a)The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Registrable Securities then held by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Registrable Securities then held by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 3.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 3.1(c).

(c)If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 3.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 3.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 3.1.
(d)The right of first offer in this Subsection 3.1 shall not be applicable to (i) Exempted Securities; and (ii) shares of Common Stock issued in the IPO.
(e)Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 3.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Subsection 3.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.
3.2Termination. The covenants set forth in Subsection 3.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) the liquidation, dissolution and winding up of the Company or the consummation of a sale, exclusive lease, exclusive license, transfer, conveyance or other disposition to a Person (or group of related Persons) other than a Stockholder (or an Affiliate or Associate of such Stockholder) owning in excess of 15% of the outstanding shares of Capital Stock of the Company, directly or indirectly, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities) of at least 90% of the shares of Capital Stock of the Company or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, whichever event occurs first.
4.Covenants.
4.1Matters Requiring Summit Investors Approval. So long as the Summit Investors collectively hold at least 27,215,556 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the Company hereby covenants and agrees with the Summit Investors that it shall not, without approval of the Summit Investors:
(a)amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that adversely affects the powers,

preferences or rights of the shares of Common Stock held by any New Investor without so adversely affecting the rights powers, preferences or rights of the Common Stock held by the other holders of the Common Stock;
(b)purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any cash dividend or make any cash distribution on, any Options, shares of Capital Stock or Convertible Securities of the Company other than (i) repurchases of unvested Common Stock from current or former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of employment or service of such person at the lower of the original purchase price and the then-current fair market value thereof, (ii) as approved by the Board of Directors, which approval shall include the affirmative approval of the Summit Director (as defined in the Voting Agreement), (iii) the payment of accruing dividends in connection with a Sale of the Company, or (iv) pursuant to Section 5;
(c)authorize or issue or obligate itself to issue shares of any additional class or series of Capital Stock that ranks senior to the Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company and the payment of dividends (a “Company Senior Security”) or authorize or issue any Options or Convertible Securities exercisable or convertible into Company Senior Securities, excluding the creation, authorization or issuance of any Company Senior Securities or such Options or Convertible Securities if the shares of such class or series (i) have a liquidation preference of no greater than one (1) times the original issue price of such class or series, (excluding accruing dividends, if any, so long as the dividend rate is no greater than twelve percent (12%) per annum), and (ii) are priced based on a fully-diluted pre-money equity valuation of the Company of no less than $930 million;
(d)consummate an IPO pursuant to which shares of Common Stock are sold to the public at a price that is less than $6.1578 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and results in aggregate proceeds to the Company of less than $150,000,000;
(e)enter into or be a party to any transaction with any director, officer, or executive-level employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for (i) transactions contemplated by this Agreement, (ii) transactions resulting in payments to or by the Company in an aggregate amount less than $75,000 per year, (iii) employee directed charitable contributions resulting in payments by the Company in an aggregate amount less than $125,000 per year, (iv) any Employee Repurchase (as defined in the Stock Purchase Agreement), (v) customary employment contracts negotiated on an arms-length basis or (vi) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;
(f)create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or sell,

transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or
(g)other than with respect to shares of Common Stock, Options or Convertible Securities issued pursuant to (x) a bona fide capital raise transaction or (y) the exercise or conversion of any Options or Convertible Securities issued prior to the date hereof, issue to Andrew Bialecki, Ed Hallen, Astral Capital ABEH, LLC and/or an Affiliate thereof in excess of 7,530,508 shares of Common Stock in the aggregate (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) including any Common Stock issuable upon conversion or exercise of Options or Convertible Securities.
4.2Matters Requiring Accel Investors Approval. So long as the Accel Investors collectively hold at least 3,309,718 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the Company hereby covenants and agrees with the Accel Investors that it shall not, without approval of the Accel Investors:
(a)amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the shares of Common Stock held by any Accel Investor without so adversely affecting the rights powers, preferences or rights of the Common Stock held by the other holders of the Common Stock; or
(b)enter into or be a party to any transaction with any director, officer, or executive-level employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for (i) transactions contemplated by this Agreement, (ii) transactions resulting in payments to or by the Company in an aggregate amount less than $75,000 per year, (iii) employee directed charitable contributions resulting in payments by the Company in an aggregate amount less than $125,000 per year, (iv) the Employee Repurchase, (v) customary employment contracts negotiated on an arms-length basis or (vi) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors.
4.3Matters Requiring Sands Capital Approval. So long as Sands Capital and its Affiliates collectively hold at least 1,497,838 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the Company hereby covenants and agrees with Sands Capital that it shall not, without approval of Sands Capital:
(a)amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the shares of Common Stock held by Sands Capital or any of its

Affiliates without so adversely affecting the rights powers, preferences or rights of the Common Stock held by the other holders of the Common Stock; or
(b)enter into or be a party to any transaction with any director, officer, or executive-level employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for (i) transactions contemplated by this Agreement, (ii) transactions resulting in payments to or by the Company in an aggregate amount less than $75,000 per year, (iii) employee directed charitable contributions resulting in payments by the Company in an aggregate amount less than $125,000 per year, (iv) the Employee Repurchase, (v) customary employment contracts negotiated on an arms-length basis or (vi) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors.
4.4Board Matters. Unless otherwise determined by the Board of the Directors and the Investor Directors, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.
4.5Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.
4.6Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by certain Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.
4.7Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors (together with their affiliates) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, each such Investor (each, a “Fund Investor”) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.
4.8Bad Actor Status. The Company will notify the Investors in writing promptly after the Company becomes aware that a “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act (a “Disqualification Event”) becomes applicable to the Company, except a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.
4.9Insurance. The Company shall use its commercially reasonable efforts to maintain, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Notwithstanding any other provision of this Subsection 4.8 to the contrary, for so long as an Investor Director (as defined in the Voting Agreement) is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least $2,000,000 unless approved by all of the Investor Directors, and the Company shall annually, within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Summit Investors and the Accel Investors a certification that such a Directors and Officers liability insurance policy remains in effect.
4.10FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law. The Company shall use commercially reasonable efforts to cease, and cause of all its subsidiaries to cease, all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents, in violation of the FCPA, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law. Further, the Company shall use commercially reasonable efforts to, and cause each of its subsidiaries to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon reasonable request, and no more frequently than twice a year, the Company agrees to provide certifications concerning its compliance with the terms of this Section 4.10. The Company shall promptly notify each Financial Investor if the Company becomes aware of any Enforcement Action (as defined below). The Company shall use commercially reasonable efforts to comply with the FCPA and cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its commercially reasonable efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws. “Enforcement Action” shall mean, collectively, any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.
4.11Termination of Covenants. The covenants set forth in this Section 4 and Section 5, except for Subsection 4.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) the liquidation, dissolution and winding up of the Company or the consummation of a sale, exclusive lease, exclusive license, transfer, conveyance or other disposition to a Person (or group of related Persons) other than a Stockholder (or an Affiliate or Associate of such Stockholder) owning in excess of 15% of the outstanding shares of Capital Stock of the Company, directly or indirectly, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities) of at least 90% of the shares of Capital Stock of the Company or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, whichever event occurs first.
5.Redemption.
5.1General.
(a)Unless prohibited by Delaware law governing distributions to stockholders, the Company shall redeem all shares of Common Stock held by the Financial Investors (the “Financial Investor Redemption Shares”) at a price per share equal to the fair market value (determined in the manner set forth below) of a single share of Common Stock as of the date of receipt of the Financial Investor Redemption Notice (as defined below) by the

Company (the “Financial Investor Redemption Price”), in one (1) installment to be paid no later than one (1) year after receipt by the Company of the Financial Investor Redemption Notice. Upon receipt of such Financial Investor Redemption Notice, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. For purposes of this Subsection 5.1(a), the fair market value of a single share of Common Stock shall be the value of a single share of Common Stock as determined by the mutual agreement of the Board and the Requisite Financial Investors; provided, that if the Board and the Requisite Financial Investors cannot reach an agreement of the fair market value within thirty (30) days of the commencement of negotiations thereof, an independent third party (the “Financial Investor Independent Expert”) mutually selected by the Company and the Requisite Financial Investors shall determine the fair market value of a single share of Common Stock. The Financial Investor Independent Expert shall be (i) a nationally recognized investment bank, (ii) a nationally recognized accounting firm or (iii) a nationally recognized valuation expert, in each case unaffiliated with the Financial Investors, the Company or any of their respective Affiliates. The date of the redemption shall be referred to as the “Financial Investor Redemption Date.” On the Financial Investor Redemption Date, the Company shall redeem all Financial Investor Redemption Shares then held by the Financial Investors. If on the Financial Investor Redemption Date Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Common Stock to be redeemed, the Company shall redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. “Financial Investor Redemption Notice” shall mean a written notice from the Requisite Financial Investors delivered to the Company at any time after November 6, 2029 requesting redemption of all Financial Investor Redemption Shares held by the Financial Investors. Notwithstanding the foregoing, any Financial Investor may waive its right to have its shares of Common Stock redeemed hereunder.
5.2Surrender of Certificates; Payment. On or before the Financial Investor Redemption Date, each Financial Investor shall, if it holds the Financial Investor Redemption Shares in certificated form, surrender the certificate or certificates representing such shares (or, if such Financial Investor certifies that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated by the Company, and thereupon, subject to the terms of this Section 5, the Financial Investor Redemption Price for such shares shall be payable to each Financial Investor. In the event fewer than all of the shares of Common Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Common Stock shall promptly be issued to each Financial Investor.
5.3Rights Subsequent to Redemption. If the Financial Investor Redemption Notice shall have been duly given, and if on the Financial Investor Redemption Date the Financial Investor Redemption Price payable upon redemption of the Financial Investor Redemption Shares to be redeemed on such Financial Investor Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the Financial Investor Redemption Shares so called for redemption shall not have been surrendered, dividends with respect to such Financial Investor Redemption Shares shall cease to accrue after such Financial Investor Redemption Date such shares shall not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever, and all rights with respect to such shares shall forthwith after the Financial Investor Redemption Date terminate, except only the right of the Financial Investors to receive the Financial Investor Redemption Price without interest upon surrender of any such certificate or certificates therefor.
6.Miscellaneous.
6.1Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 2,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
6.2Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.
6.3Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail

(including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the President, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to [***]; if notice is given to Sands Capital, a copy shall also be sent to [***]; if notice is given to the Summit Investors, a copy shall also be given to [***]; and if notice is given to the Accel Investors, a copy shall be given to [***].
6.6Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Investors; provided, however, that (i) the Company may in its sole discretion waive compliance with Subsection 2.11(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.11(c) shall be deemed to be a waiver), (ii) notwithstanding anything in this Agreement or otherwise, for so long as the Summit Investors collectively hold at least 24,000,000 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), no amendment or waiver of Section 1.7, 3, 4, 5 or this clause (ii) (and each of the respective definitions with respect thereto) that would have an adverse effect on the Summit Investors will be effective as to such Summit Investors without the prior consent of the Summit Investors holding a majority of the shares of Common Stock then held by the Summit Investors, (iii) notwithstanding anything in this Agreement or otherwise, for so long as the Accel Investors collectively hold at least 3,300,000 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), no amendment or waiver of Section 1.7, 3, 4.2 or this clause (iii) (and each of the respective definitions with respect thereto) that would have an adverse effect on the Accel Investors will be effective as to such Accel Investors without the prior consent of the Accel Investors holding a majority of the shares of Common Stock then held by the Accel Investors, (iv) notwithstanding anything in this Agreement or otherwise, for so long as Sands Capital collectively hold at least 1,400,000 shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), no amendment or waiver of Section 1.7, 3, 4.3 or this clause (iv) (and each of the respective definitions with respect thereto) that would have an adverse effect on Sands Capital will be effective as to Sands Capital without the prior consent of Sands Capital and (v) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, no amendment or waiver may treat one Investor more adversely than any other Investor without the written consent of such first Investor (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.7Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.8Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
6.9Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Capital Stock after the date hereof, any purchaser and/or recipient of such shares of Capital Stock may, solely at the Company’s discretion, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
6.10Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
6.11Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.12Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.13Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 6.13 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company provided that such Person is contractually obligated to protect the confidential information or otherwise subject to a duty of confidentiality to such Investor; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 6.13; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Person is contractually obligated to protect the confidential information or otherwise subject to a duty of confidentiality to such Investor; (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure, to the extent permitted by law, and takes reasonable steps to minimize the extent of any such required disclosure or (v) as part of such Investor’s normal reporting or review procedure so long as the recipient is contractually obligated to protect the confidential information or otherwise subject to a duty of confidentiality to such Investor.
6.14Amendment and Restatement of Prior Agreement. Effective and contingent upon the execution of this Agreement by the Company and the Requisite Investors (as defined in the Prior Agreement), the Prior Agreement is hereby amended, restated and superseded in its entirety to read as set forth in this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

Klaviyo, Inc.

By:	/s/ Landon Edmond
Name:	Landon Edmond
Title:	General Counsel, Chief Legal Officer and Secretary

Address:	225 Franklin Street, 10th Floor
Boston, MA 02110

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SANDS CAPITAL GLOBAL INNOVATION FUND II, L.P.

By:	Sands Capital Global Innovation Fund II-GP, L.P.,
Its General Partner
By:	Sands Capital Global Innovation Fund II-GP,
LLC,
Its General Partner

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	General Counsel

SANDS CAPITAL GLOBAL INNOVATION FUND II-KLV, L.P.

By:	Sands Capital Global Innovation Fund II-GP, L.P.,
Its General Partner
By:	Sands Capital Global Innovation Fund II-GP,
LLC,
Its General Partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SUMMIT PARTNERS GROWTH EQUITY FUND IX-A, L.P.

By:	Summit Partners GE IX, L.P.
Its:	General Partner

By:	Summit Partners GE IX, LLC
Its:	General Partner

By:	/s/ Michael A. Medici
Name:	Michael A. Medici
Its:	Member

SUMMIT PARTNERS GROWTH EQUITY FUND IX-B, L.P.

By:	Summit Partners GE IX, L.P.
Its:	General Partner

By:	Summit Partners GE IX, LLC
Its:	General Partner

By:	/s/ Michael A. Medici
Name:	Michael A. Medici
Its:	Member

SUMMIT INVESTORS GE IX/VC IV, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Michael A. Medici
Name:	Michael A. Medici
Its:	Member

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SUMMIT INVESTORS GE IX/VC IV (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Michael A. Medici
Name:	Michael A. Medici
Its:	Member

SUMMIT PARTNERS CO-INVEST (KIWI), L.P.

By:	Summit Partners Co-Invest Kiwi GP, LLC
Its:	General Partner

By:	/s/ Michael A. Medici
Name:	Michael A. Medici
Its:	Authorized Person

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Accel Growth Fund V L.P.

By:	Accel Growth Fund V Associates L.L.C.
Its	General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

Accel Growth Fund V Strategic Partners L.P.

By:	Accel Growth Fund V Associates L.L.C.
Its	General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

Accel Growth Fund V Investors (2019) L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

Accel Leaders Fund II L.P.

By:	Accel Leaders Fund II Associates L.L.C.
Its	General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Accel Leaders Fund II Strategic Partners L.P.

By:	Accel Leaders Fund II Associates L.L.C.
Its	General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

Accel Leaders Fund II Investors (2019) L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HIGHLINE INVESTMENTS LLC

By its Manager, HighSage Ventures LLC

By:	/s/ Jennifer Stier
Name:	Jennifer Stier
Title:	President, HighSage Ventures LLC

200 Clarendon Street, 59th Floor
Boston, MA 02116
reporting@highsage.com

KWIDNET HOLDINGS LLC

By its Manager, HighSage Ventures LLC

By:	/s/ Jennifer Stier
Name:	Jennifer Stier
Title:	President, HighSage Ventures LLC

200 Clarendon Street, 59th Floor
Boston, MA 02116
one8reporting@highsage.com
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GLYNN EMERGING OPPORTUNITY FUND

By:	Glynn Capital Management LLC
Its:	General Partner

By:	/s/ David Glynn
Name:	David Glynn
Title:	President

3000 Sand Hill Road, 3-230
Menlo Park, CA 94025

GLYNN EMERGING OPPORTUNITY FUND II, L.P.

By:	Glynn Management Evergreen LLC
Its:	General Partner

By:	/s/ Scott Jordon
Name:	Scott Jordon
Title:	Managing Member

3000 Sand Hill Road, 3-230
Menlo Park, CA 94025

GLYNN EMERGING OPPORTUNITY FUND II-A, L.P.

By:	Glynn Management Evergreen LLC
Its:	General Partner

By:	/s/ Scott Jordon
Name:	Scott Jordon
Title:	Managing Member

3000 Sand Hill Road, 3-230
Menlo Park, CA 94025
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WHALE ROCK FLAGSHIP MASTER FUND, LP

By: Whale Rock Capital Partners LLC, a Delaware limited liability company and general partner of Whale Rock Flagship Master Fund, LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Whale Rock Flagship Master Fund, LP
2 International Pl #2430
Boston, MA 02110

WHALE ROCK FLAGSHIP (AI) FUND LP

By: Whale Rock Capital Partners LLC, a Delaware limited liability company and general partner of Whale Rock Flagship (AI) Fund LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Whale Rock Flagship (AI) Fund LP
2 International Pl #2430
Boston, MA 02110
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WHALE ROCK LONG OPPORTUNITIES MASTER FUND, LP

By: Whale Rock Capital Long Opportunities Partners LLC, a Delaware limited liability company and general partner of Whale Rock Long Opportunities Master Fund, LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Whale Rock Long Opportunities Master Fund, LP
2 International Pl #2430
Boston, MA 02110

WHALE ROCK HYBRID MASTER FUND, LP

By: Whale Rock Capital Hybrid Partners LLC, a Delaware limited liability company and general partner of Whale Rock Hybrid Master Fund, LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Whale Rock Hybrid Master Fund, LP
2 International Pl #2430
Boston, MA 02110
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WHALE ROCK HYBRID MASTER FUND II, LP

By: Whale Rock Capital Hybrid Partners LLC, a Delaware limited liability company and general partner of Whale Rock Hybrid Master Fund II, LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Whale Rock Hybrid Master Fund II, LP
2 International Pl #2430
Boston, MA 02110
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Lone Spruce, L.P.
By:	Lone Pine Associates LLC, its general partner

By:	/s/ Kerry A. Tyler
Name:	Kerry A. Tyler
Title:	Authorized Signatory

Lone Cypress, Ltd.
By:	Lone Pine Capital LLC, its investment adviser

By:	/s/ Kerry A. Tyler
Name:	Kerry A. Tyler
Title:	Chief Operating Officer

Lone Sierra, L.P.
By:	Lone Pine Capital LLC, its investment adviser

By:	/s/ Kerry A. Tyler
Name:	Kerry A. Tyler
Title:	Chief Operating Officer

Lone Cascade, L.P.
By:	Lone Pine Capital LLC, its investment adviser

By:	/s/ Kerry A. Tyler
Name:	Kerry A. Tyler
Title:	Authorized Signatory

Lone Monterey Master Fund, Ltd.
By:	Lone Pine Capital LLC, its investment adviser

By:	/s/ Kerry A. Tyler
Name:	Kerry A. Tyler
Title:	Chief Operating Officer
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CLEARBRIDGE SMALL CAP GROWTH FUND

By ClearBridge Investments, LLC

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

CLEARBRIDGE VARIABLE SMALL CAP GROWTH PORTFOLIO

By ClearBridge Investments, LLC

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

CLEARBRIDGE SELECT FUND

By ClearBridge Investments, LLC

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

CLEARBRIDGE SELECT, LP

By ClearBridge Investments, LLC

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY PORTFOLIO

By ClearBridge Investments, LLC

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

COUNTERPOINT VENTURES MASTER FUND LP

By:	MSCVF I GP LP
Its:	General Partner

By:	MSCVF I GP Inc.
Its:	General Partner

By:	/s/ Mark Todtfeld
Name:	Mark Todtfeld
Title:	Managing Director
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SMITH POINT KLAVIYO

By:	/s/ Keith G. Block
Name:	Keith G. Block
Title:	Manager
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

OWL ROCK TECHNOLOGY FINANCE CORP.

By:	/s/ Jon ten Oever
Name:	Jon ten Oever
Title:	Authorized Signatory
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ASTRAL CAPITAL ABEH, LLC

By:	Astral Capital ABEH Manager, LLC
Its:	Manager

By:	/s/ Jon Karlen
Jon Karlen
Manager
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ACCOMPLICE FUND I, L.P.

By:	Accomplice Associates I, LLC
Its:	General Partner

By:	/s/ Frank Castellucci
Name:	Frank Castellucci
Title:	Secretary
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ANGELLIST-KIYO-FUND, A SERIES OF ANGELLIST-ET-FUNDS, LLC

By:	Assure Fund Management, LLC
Its:	Manager

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Andrew Bialecki

Andrew Bialecki
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Ed Hallen
Ed Hallen
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Elias Torres
Elias Torres
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Mark Lohr
Mark Lohr
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Gordon Burnes
Gordon Burnes
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GC&H INVESTMENTS

By:	/s/ Jim Kindler
Name:	Jim Kindler
Title:	Manager

101 California Street, 5th Floor
San Francisco, CA 94111

GC&H INVESTMENTS, LLC

By:	/s/ Jim Kindler
Name:	Jim Kindler
Title:	Manager

101 California Street, 5th Floor
San Francisco, CA 94111
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GREENOAKS CAPITAL OPPORTUNITIES FUND III LP

By: Greenoaks Capital (MTGP) III LP, its General Partner
By: Greenoaks Capital (TTGP) III Ltd, its General Partner

By:	/s/ Benjamin Peretz
Name:	Benjamin Peretz
Title:	Director
Email: legal@greenoakscap.com
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GREENOAKS CAPITAL OPPORTUNITIES PARTNERSHIP LP

By: By: Greenoaks Capital Opportunities Partnership (MTGP) LP, its General Partner
By: Greenoaks Capital Opportunities (TTGP) Ltd., its General Partner

By:	/s/ Benjamin Peretz
Name:	Benjamin Peretz
Title:	Director
Email:	legal@greenoakscap.com
Signature Page to Third Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth below and adopts such agreement with the same force and effect as if the undersigned were originally a party thereto.

INVESTORS:

COUNTERPOINT VENTURES INVESTOR FUND LP

By: MSCVF I GP LP, its general partner
By: MSCVF I GP Inc., its general partner

By:	/s/ Mark Todtfeld
Name:	Mark Todtfeld
Title:	Managing Director

Date:	May 13, 2021
Signature Page to Third Amended and Restated Investors’ Rights Agreement

SCHEDULE A
INVESTORS
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